INVESTMENT MANAGEMENT AGREEMENT

      This INVESTMENT MANAGEMENT AGREEMENT made this 25th day of May 2016, by and among Western Asset Management Company (the "Advisor"), a
 California corporation,
Western Asset Management Company Ltd ("Subadviser"), a corporation organized under the laws of Japan, and Security Investors, LLC ("SI"), a Kansas limited liability company, each of which is registered as an investment adviser under the Investment
 Advisers Act of 1940, as
amended.

      WHEREAS, the Advisor and SI are each advisers of Western
 Asset/Claymore Jnflation-
Linked Opportunities & Income Fund (the "Trust"), a closed-end, management investment
company registered under the Investment Company Act of 1940, as amended (the "1940 Act");
and

      WHEREAS, the Advisor wishes lo retain Subadviser to provide certain investment advisory services in connection with the Advisor's management of the
 Trust; and

      WHEREAS, Subadviser is willing to furnish such services on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

      1.	Appointment.  The Advisor hereby appoints
 Subadviser as
 investment manager
for the Trust with respect to those assets of the Trust as may be designated by the Advisor from
time to time for the period and on the terms set forth in this
 Agreement.
  Subadviser accepts such
appointment and agrees to furnish the services herein set forth for the compensation herein provided .

      2.	Delivery of Documents. SI has furnished Subadviser
 with
 copies of each of the
following :

             (a)	The Trust's Agreement and Declaration of
 Trust and
 all amendments
thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");

             (b)	The Trust's By-Laws and all amendments
 thereto (such
 By-Laws, as
presently in effect and as they shall from time to time be amended
, are
 herein called the "By-
laws");


            (c)	Resolutions of the Trust's Board of Trustees
 (the "Trustees"
) authorizing
the appointment of SI and the Advisor as advisers and Subadviser as investment manager and
approving an Investment Advisory Agreement between SI and the Trust
, an
 Investment
Management Agreement between the Adviser and SI with respect to the Trust
 (the "Western
Management Agreement") and this Agreement;

             (d)	The Trust's most recently filed Amendment
 to its
 Registration Statement
on Fonn N-2 under the Securities Act of 1933, as amended, and the 1940 Act, including all
exhibits thereto, relating to common shares of beneficial interes t of the
 Trust, no par value;

             (e)	The Trust's most recent prospectus (such
 prospectus,
 as presently in effect,
and all amendments and supplements thereto are herein called the "Prospectus"); and

           (t)	The Trust's most recent statement of additional
 infonnation
 (such
statement of additional infonnation, as presently in effect, and all amendments and supplements thereto are herein called the "Statement of Additional lnformation").

      SI will furnish Subadviser from time to time with copies of all amendments of or supplements to the foregoing.

      3.	Investment Advisory Services. (a) Subject to the
 supervision
 of the Trustees and
the Advisor, Subadviser shall as requested by the Advisor regularly provide the Trust with investment research, advice, management and supervision and shall furnish a continuous investment program for the Trust with respect to those assets of the Trust as may be designated by the Advisor from time to time consistent with the Trust's investment objectives, policies, and
restrictions as stated in the Trust's current Prospectus and Statement of
 Additional Information.
Subadviser shall as requested by the Advisor determine from time to time what securities or other property will be purchased, retained or sold by the Trust, and shall implement those decisions, all subject to the provisions of the Trust's Declaration and By-Laws, the 1940 Act,
 the applicable
rules and regulations of the Securities and Exchange Commission, and other applicable federal and state law, as well as the investment objectives, policies, and restrictions of the Trust, as each of the foregoing may be amended from time to time. Subadviser will as requested by the
Advisor place orders pursuant to its investment detenninations for the Trust either directly with the issuer or with any broker, dealer or futures commission merchant
 (collectively, a "broker").
In the selection of brokers and the placing of orders for the purchase and sale of portfolio investments for the Trust, Subadviser shall seek to obtain for the Trust the most favorable price and execution available, except to the extent it may be pennitted to pay higher
brokerage
commissions for brokerage and research services as described below. In using its best efforts to obtain for the Trust the most favorable price and execution available,
 Subadviser, bearing in
mind the Trust's best interests at all times, shall consider all factors it deems relevant, includi ng, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into consideration market
prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions.


Subject to such policies as the Trustees may determine and communicate to
 Subadviser in
writing, Subadviser shall not be deemed to have acted unlawfully or to have breached any duty
created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a
broker that provides brokerage and research services to Subadviser or any affiliated person of
Subadviser an amount of commission for effecting a portfolio investment transaction in excess of
the amount of commission another broker would have charged for effecting that transaction, if
Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or Subadviser's overall responsibilities with respect to the Trust
and to other clients of Subadviser and any affiliated person of Subadviser as to which Subadviser or any affiliated person of Subadviser exercises investment discretion.
  Subadviser shall also
perform such other functions of management and supervision as may be requested by the
Advisor and agreed to by Subadviser.

             (b)	Subadviser will as requested by the Advisor
 oversee the
 maintenance of
all books and records with respect to the investment transactions of the Trust that it implements in accordance with all applicable federal and state laws and regulations, and will furnish the
Trustees with such periodic and special reports as the Trustees or the Advisor reasonably may request.

(c)	The Trust hereby agrees with the Subadviser and with any
 investment


manager appointed pursuant to paragraph 3(d) below (a 11 Sub-Subadviser11 that any entity or


person associated with Subadviser or Sub-Subadviser (or with any affiliated person of
Subadviser or Sub-Subadviser) which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust which is permitted by
Section l l (a) of the Securities Exchange Act of 1934, as amended, and Rule l la2-2(T)
thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule l la2-2(T)(a)(2)(iv) or otherwise.

             (d)	Subadviser may enter into a contract (a
 "Sub-Subadvisory
 Contract") with
one or more investment managers in which Subadviser delegates to such investment managers any or all duties specified in this Section 3.  Such Sub-Subadvisory
 Contract
 must meet all
requirements of the 1940 Act and the rules and regulations thereunder.

      4.	Services Not Exclusive. Subadviser's services hereunder
 are not
 deemed to be
exclusive, and Subadviser shall be free to render similar services to others. It is understood that persons employed by Subadviser to assist in the performance of its duties hereunder might not
devote their full time to such service. Nothing herein contained shall be deemed to limit or restrict the right of Subadviser or any affiliate of Subadviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.


      5.	Books and Records.  In compliance with the requirements
 of Rule
 3 Ia-3 under the
1940 Act, Subadviser hereby agrees that all books and records which it maintains for the Trust are property of the Trust and further agrees to surrender promptly to the Trust or its agents any of such records upon the Trust's request. Subadviser further agrees to preserve for the periods prescribed by Rule 3Ia-2 under the I 940 Act any such records required to be maintained by Rule
3Ia- I under the 1940 Act.

      6.	Expenses. During the term of this Agreement, Subadviser
 will pay
 all expenses
incurred by it in connection with its activities under this Agreement other than the cost of securities and other property (including brokerage commissions, if any) purchased for the Trust.

      7.	Compensation.  For the services which Subadviser will
 render to
 the Advisor and
the Trust under this Agreement, the Advisor shall pay Subadviser an annual fee,
 payable on a
monthly basis, at the annual rate of .27% of the Trust's average weekly assets
 that Subadviser
manages.  "Average Weekly Assets" means the average weekly value of the total
 assets of the
Trust (including any assets attributable to leverage) minus accrued liabilities
 (other than
liabilities representi ng leverage).  For purposes of calculating Average
 Weekly
 Assets, neither
the liquidation preference of any preferred shares of beneficial interest outstanding nor any
liabilities associated with any instruments or transactions to leverage the
 Trust's portfolio
(whether or not such instruments or transactions are "covered" within the meaning
 of the  1940
Act and the rules and regulations thereunder, giving effect to any interpretations of the Securities and Exchange Commission and its staff) is considered a liability.
  In addition,
 with respect to
reverse repurchase or dollar roll transactions ("Repurchase
 Transactions") entered
 into by the
Trust, Average Weekly Assets includes (a) any proceeds from the sale of an asset
 (the
"Underlying Asset") of the Trust to a counterparty in a Repurchase
 Transaction and
 (b) the value
of such Underlying Asset as of the relevant measuring date. Fees due to Subadviser hereunder shall be paid promptly to Subadviser by the Advisor following its receipt of fees from SI. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as
the case may be. For purposes of this Agreement and except as otherwise provided herein, the
Average Weekly Assets of the Trust shall be calculated pursuant to procedures adopted by the
Trustees of the Trust for calculating the value of the Trust's assets or delegating such
calculations to third parties.

      8.	Limitation of Liability.  In the absence of willful
 misfeasance,
 bad faith or gross
negligence on the part of Subadviser, or reckless disregard of its obligations and duties hereunder, Subadviser shall not be subject to any liability to the Advisor, the
 Trust or any
shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder.


      9.	Definitions. As used in this Agreement, the terms
 "assignment,"
 "interested
person," "affiliated person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted, issued or adopted by the Securities and Exchange Commission or its staff by any rule, regulation, or order; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term
"brokerage and research services" shall have the meaning given in the Securities
 Exchange Act
of 1934, as amended, and the rules and regulations thereunder.

       10.	Term.  This Agreement shall become effective upon its
 execution,
 and shall
remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section  12) until terminated as follows:

             (a)	The Trust may at any time terminate this
 Agreement by 60
 days' written
notice delivered or mailed by registered mail, postage prepaid, to the Advisor and
 Subadviser, or

            (b)	If (i) the Trustees or the shareholders of the Trust
 by vote of a
 majority of
the outstanding voting securities of the Trust, and (ii) a majority of the Trustees who are not interested persons of the Trust, the Advisor or Subadviser, by vote cast in person at a meeti ng called for the purpose of voting on such approval , do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on December 31, 2016; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Trust for their approval and such shareholders fail to
approve such continuance of this Agreement as provided herein, Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder , or

            (c)	Subadviser may at any time terminate this Agreement
 by 60 days'
 written
notice delivered or mailed by registered mail, postage prepaid, to the Advisor.

      Action by the Trust under paragraph (a) of this Section IO may be taken either
 (i) by vote
of a majority of the Trustees, or (ii) by the vote of a majority of the outstanding voting securities of the Trust.

      11.	Further Actions. Each party agrees to perform such
 further acts and
 execute such
further documents as are necessary to effectuate the purposes hereof.


       12.	No Assignment; Amendments. This Agreement shall terminate
 automatically  in
the event of its assignment or in the event that the Western Management
 Agreement
 shall have
terminated for any reason. Any termination of this Agreement pursuant to Section 10 shall be without the payment of any penalty.  This Agreement shall not be amended unless such
amendment is approved by the vote of a majority of the outstanding voting securities of the Trust
(provided that such shareholder approval is required by the 1940 Act and the rules and regulations thereunder, giving effect to any interpretations of the Securities and
 Exchange
Commission and its staff) and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the
Trust, the Advisor or Subadviser.

       13.	Non-Exclusive  Right.  Subadviser hereby grants to
 the Trust the
 nonexclusive
right and license to use the mark "Western Asset Management  Company
 Ltd" (the
 "Licensed
Mark") in the Trust's name and in connection with the formation, issuance, marketing,
promotion and operations of, or disclosure related to, the Trust.
  Subadviser agrees
 that it shall
recei ve no compensation for any such use by the Trust. Subadviser hereby warrants and represents that it has filed applications and/or owns rights in the Licensed Mark sufficient to grant this license. No right, title, or interest in the Licensed Mark, except the right to use the
Licensed Mark as provided in this Agreement, is or will be transferred to the Trust by this
Agreement. Should this Agreement be terminated, the Trust agrees that it will take reasonably necessary steps to change its name to a name not including the word
 ''Western
 Asset."

       14.	Miscellaneous.   This Agreement embodies the entire
 agreement
 and
understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this
 Agreement are
included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this
 Agreement be held
or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

       15.	Limitation of Liability.  A copy of the Trust's
 Agreement and
 Declaration of
Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement has been executed on behalf of the Trust by an officer of the Trust as an officer and not individually and the obligations of or arising out of this
 Agreement are not
bindi ng upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust.

      16.	Japanese Law. Subadviser is regulated by the Japanese
 Securities
 and Exchange
Surveillance Commission, a commission established by the Japanese
 Financial Services
 Agency,
and is subject to applicable local laws and regulation.





IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed
by their officers designated below on the day and year first above written .



Attest:

By:	d</

Attest:


WESTERN ASSET
MANAGEMENT COMPANY
By:	C',\ '\_ \'
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WESTE	k	.JMtws
CO:MPANY LTD


By:	. :.	--By:	i!Pf;_<
7v.,s- L:	-td$..	- c:Presentative Director


Attest:


SECU
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INVE
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S,
LLC







Michael P. Megaris


The foregoing is accepted by:


By:



Amy J. Lee
Senior Vice President & Secretary






Attest:


WEST
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RE
INFL
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LINK
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OPPO
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&
INCO
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FUND






By:	-
Michael P. Megaris


By:



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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed
by their officers designated below on the day and year first above written.



Attest:






Attest:







Attest:


By:	-
Mic	ris


The foregoing is accepted by:


Attest:

By:	iL	,
Megaris


WESTERN ASSET MANAGEMENT
COMPANY






WESTERN
ASSET
MANAGEM
ENT
COMPANY
LTD.





SECURITY INVESTORS, LLC
By:	fl q_" J	,
Amy J. Lee
Senior Vice:sident & Secretary










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